PREIT / 1

CONTACT: AT THE COMPANY

Mario Ventresca

EVP & CFO

(215) 875-0703

INVESTOR RELATIONS

Heather Crowell

heather@gregoryfca.com

PREIT Reports Second Quarter 2023 Results

Core Mall Total Occupancy Grew to 94.2%, Portfolio 95.0% Leased

Core Mall Sales Per Square Foot Were $592 in June

Average Renewal Spreads Were 4.7% for the Quarter Ended June 30, 2023

Philadelphia, August 3, 2023 - PREIT (OTCQB:PRET) today reported results for the three and six months ended June 30, 2023. A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP financial measure is provided in the tables accompanying this release.

	Three Months Ended June 30,		Six Months Ended June 30,
(per share amounts)	2023	2022	2023	2022
Net loss - basic and diluted	$(9.73)	$(3.32)	$(19.48)	$(10.72)
FFO	$(3.15)	$1.72	$(6.20)	$1.51
FFO, as adjusted	$(3.15)	$1.71	$(6.20)	$0.83

“Our quarterly results demonstrate that our portfolio continues to be attractive to tenants and customers with core mall non-anchor occupancy improving 120 basis points and total leasing activity nearly 60% ahead of last year," said Joseph F. Coradino, Chairman and CEO of PREIT. “Improvements in occupancy and renewal spreads are clear indicators of compelling nature of our portfolio to tenants."

•
Same Store NOI, excluding lease termination revenue, decreased 3.4% and decreased 2.2% when excluding Whole Foods at Plymouth Meeting for the three months ended June 30, 2023 compared to the three months ended June 30, 2022.
•
Robust leasing activity is driving increased occupancy with Core Mall Total Occupancy increasing by 40 basis points to 94.2% compared to the second quarter 2022. Core Mall non-anchor Occupancy improved 70 basis points to 91.2% compared to the second quarter 2022.
•
Core Mall total leased space, at 95.0%, exceeds occupied space by 80 basis points, and Core Mall non-anchor leased space, at 92.4%, is higher than occupied space by 120 basis points when including executed new leases slated for future occupancy, demonstrating the rapid pace of leasing activity.

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•
For the rolling 12 month period ended June 30, 2023, Core Mall comparable sales were $592 per square foot, compared to $539 for the year ended December 31, 2019.
•
Average renewal spreads for the three and six months ended June 30, 2023 were 4.7% and 5.1%, respectively.
•
Since the beginning of 2023, the Company sold assets generating just over $30 million in gross proceeds.

Leasing and Redevelopment

•
216,000 square feet of leases are signed for future openings, which is expected to contribute annualized gross rent of approximately $6.15 million.
•
Construction is underway on the new self-storage facility in previously unused, below grade space at Mall at Prince George’s with an anticipated opening in the third quarter of 2023.
•
Tilted 10 opened Phase II of its planned two-level indoor family entertainment center at Willow Grove Park in July 2023, adding family entertainment to this locally-loved destination shopping experience.
•
At Moorestown Mall, construction is underway for the new state-of-the-art Cooper University Healthcare facility, expected to open its initial phase in fall 2023, and the 375-unit Pearl apartment development, following completion of the sale of land in the second quarter of 2022.
•
At Springfield Town Center, tenant construction is underway for a new prototype, 32,000 square foot, LEGO® Discovery Center with an announced grand opening of August 9, 2023. Construction on the new 30,000 square foot Burlington location is also underway for an anticipated opening later this year. Municipal approvals were obtained for the development of 460 apartments and a 165-room hotel, setting the stage for sale of these parcels in the second half of 2023.

Primary Factors Affecting Financial Results for the Three Months Ended June 30, 2023 and 2022

•
Net loss attributable to PREIT common shareholders was $51.8 million (which takes into consideration the accrual of preferred dividends that accumulated during the quarter but have not been paid), or $(9.73) per basic and diluted share for the three months ended June 30, 2023, compared to net loss attributable to PREIT common shareholders of $17.6 million, or $(3.32) per basic and diluted share for the three months ended June 30, 2022.
•
Funds from Operations decreased in the three months ended June 30, 2023 compared to the prior year period primarily due to higher interest expense and a decrease in gain on sale of equity method investment.
•
FFO for the three months ended June 30, 2023 was $(3.15) per diluted share and OP Unit compared to $1.72 per diluted share and OP Unit for the three months ended June 30, 2022.

All NOI and FFO amounts referenced as primary factors affecting financial results above include our share of unconsolidated properties’ revenues and expenses. Additional information regarding changes in operating results for the three and six months ended June 30, 2023 and 2022 is included on page 15.

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Liquidity and Financing Activities

As of June 30, 2023, the Company had $102.5 million available under its First Lien Revolving Credit Facility. The Company’s corporate cash balances, when combined with available credit, provide total liquidity of $110.7 million. The Company’s Credit Facilities, with a balance of $1,023.1 million as of June 30, 2023, mature on December 10, 2023. The Company is working to address the upcoming maturity by pursuing all available alternatives, including refinancing, selling assets and engaging in discussions with lenders.

During the quarter, the Company extended the mortgage loan secured by Cherry Hill Mall through December 1, 2023 with an additional five month extension option exercisable subject to satisfaction of certain conditions. The Company also extended the maturity date on the mortgage loan secured by Woodland Mall through October 5, 2023.

Asset Dispositions

During the quarter, the Company closed on the sale of a land parcel to Main Event at Woodland Mall for $4.8 million.

2023 Outlook

The Company is not issuing detailed guidance at this time.

Conference Call Information

Management has scheduled a conference call for 11:00 a.m. Eastern Time on Thursday August 3, 2023, to review the Company’s results and future outlook. To listen to the call, please dial 1(888) 330-2024 (domestic toll free), or 1(646) 960-0187 (international), and request to join the PREIT call, Conference ID 9326912, at least fifteen minutes before the scheduled start time as callers could experience delays. Investors can also access the call in a "listen only" mode via the internet at the Company’s website, preit.com. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. Financial and statistical information expected to be discussed on the call will also be available on the Company’s website.

For interested individuals unable to join the conference call, the online archive of the webcast will also be available for one year following the call.

About PREIT

PREIT (OTCQB:PRET) is a publicly traded real estate investment trust that owns and manages innovative properties developed to be thoughtful, community-centric hubs. PREIT's robust portfolio of carefully curated, ever-evolving properties generates success for its tenants and meaningful impact for the communities it serves by keenly focusing on five core areas of established and emerging opportunity: multi-family & hotel, health & tech, retail, essentials & grocery and experiential. Located primarily in densely-populated regions, PREIT is a top operator of high quality, purposeful places that serve as one-stop destinations for customers to shop, dine, play and stay. Additional information is available at www.preit.com or on Twitter, Instagram or LinkedIn.

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Rounding

Certain summarized information in the tables included may not total due to rounding.

Definitions

Funds From Operations (“FFO”)

The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations (“FFO”), which is a non-GAAP measure commonly used by REITs, as net income (computed in accordance with GAAP) excluding (i) depreciation and amortization of real estate, (ii) gains and losses on sales of certain real estate assets, (iii) gains and losses from change in control and (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do. NAREIT’s established guidance provides that excluding impairment write downs of depreciable real estate is consistent with the NAREIT definition.

FFO is a commonly used measure of operating performance and profitability among REITs. We use FFO and FFO per diluted share and unit of limited partnership interest in our operating partnership (“OP Unit”) in measuring our performance against our peers and as one of the performance measures for determining incentive compensation amounts earned under certain of our performance-based executive compensation programs.

FFO does not include gains and losses on sales of operating real estate assets or impairment write downs of depreciable real estate (including development land parcels), which are included in the determination of net loss in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net loss and net cash used in operating activities, and other non-GAAP financial performance measures, such as NOI. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net loss (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that net loss is the most directly comparable GAAP measurement to FFO.

When applicable, we also present FFO, as adjusted, and FFO per diluted share and OP Unit, as adjusted, which are non-GAAP measures, for the three and six months ended June 30, 2023 and 2022, respectively, to show the effect of such items as provision for employee separation expense, gain on sale of preferred equity interest, depreciation and amortization on real estate at PREIT’s consolidated properties, PREIT’s share of depreciation and amortization of equity method investments, loss on project costs by equity method investee, gain on sales of interests in real estate and gain on sales of equity method investment, which had an effect on our results of operations, but are not, in our opinion, indicative of our ongoing operating performance.

We believe that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net loss that do not relate to or are not indicative of operating performance, depreciation and amortization of real estate, among others. We believe that Funds From Operations, as adjusted, is helpful to management and investors as a measure of operating performance because it adjusts FFO to exclude items that management does not believe are indicative of our operating performance, such as provision for employee separation expense, and gain on sale of preferred equity interest.

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Net Operating Income (“NOI”)

NOI (a non-GAAP measure) is derived from real estate revenue (determined in accordance with GAAP, including lease termination revenue), minus property operating expenses (determined in accordance with GAAP), plus our pro rata share of revenue and property operating expenses of our unconsolidated partnership investments. NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net loss (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity. It is not indicative of funds available for our cash needs, including our ability to make cash distributions. We believe NOI is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. We believe that net loss is the most directly comparable GAAP measure to NOI. NOI excludes other income, depreciation and amortization, general and administrative expenses, other expenses (which includes provision for employee separation expense and project costs), interest expense, net, equity in loss of partnerships, gain/loss on project costs by equity method investee, gain on sales of interest in real estate, gain on sale of equity method investment, gain on sale of preferred equity interest, and gain on sales of non operating real estate.

Same Store NOI is calculated using retail properties owned for the full periods presented and excludes properties acquired or disposed of, under redevelopment, or designated as non-core during the periods presented. Non Same Store NOI is calculated using the retail properties excluded from the calculation of Same Store NOI.

Unconsolidated Properties and Proportionate Financial Information

The non-GAAP financial measures of FFO and NOI presented in this press release incorporate financial information attributable to our share of unconsolidated properties. This proportionate financial information is non-GAAP financial information, but we believe that it is helpful information because it reflects the pro rata contribution from our unconsolidated properties that are owned through investments accounted for under GAAP using the equity method of accounting. Under such method, earnings from these unconsolidated partnerships are recorded in our statements of operations prepared in accordance with GAAP under the caption entitled “Equity in (loss) income of partnerships.”

To derive the proportionate financial information from our unconsolidated properties,” we multiplied the percentage of our economic interest in each partnership on a property-by-property basis by each line item. Under the partnership agreements relating to our current unconsolidated partnerships with third parties, we own a 40% to 50% economic interest in such partnerships, and there are generally no provisions in such partnership agreements relating to special non-pro rata allocations of income or loss, and there are no preferred or priority returns of capital or other similar provisions. While this method approximates our indirect economic interest in our pro rata share of the revenue and expenses of our unconsolidated partnerships, we do not have a direct legal claim to the assets, liabilities, revenues or expenses of the unconsolidated partnerships beyond our rights as an equity owner in the event of any liquidation of such entity. Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership interest. Accordingly, NOI and FFO results based on our share of the results of unconsolidated partnerships do not represent cash generated from our investments in these partnerships.

Core Malls

Core Malls exclude Exton Square Mall, Cumberland Mall and Valley View Mall and power centers.

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Forward Looking Statements

This press release contains certain forward-looking statements that can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “project,” and similar expressions. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters, including our expectations about the impact of COVID-19 on our business, that are not historical facts. These forward-looking statements reflect our current views about future events, achievements, results, cost reductions, dividend payments and the impact of COVID-19 and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, our business might be materially and adversely affected by the following:

•
the effectiveness of our prior financial restructuring and the ongoing and future strategies that we may employ to address our liquidity and capital resources;
•
our ability to achieve forecasted revenue and pro forma leverage ratio and generate free cash flow to further reduce indebtedness;
•
our substantial debt, and our ability to satisfy our obligations or extend the maturity of or refinance our outstanding debt at or prior to maturity, particularly in light of increasing interest rates, and our ability to remain in compliance with our financial covenants under our debt facilities;
•
the COVID-19 global pandemic and the public health and governmental response, which have created periods of significant economic disruptions and also have and may continue to exacerbate many of the risks listed herein;
•
changes in the retail and real estate industries, including bankruptcies, consolidation and store closings, particularly among anchor tenants;
•
changes in economic conditions, including unemployment rates and its effects on consumer confidence and spending, supply chain disruptions, the inflationary environment, the potential for economic slowdown or recession and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions;
•
our inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise;
•
our ability to sell properties that we seek to dispose of, which may be delayed or prevented by, among other things, the failure to obtain zoning, occupancy and other governmental approvals and permits or, to the extent required, approvals of other third parties;
•
potential losses on impairment of certain long-lived assets, such as real estate, including losses that we might be required to record in connection with any disposition of assets;
•
our ability to raise capital, including through sales of properties or interests in properties, subject to the terms of our Credit Agreements;
•
our ability to maintain and increase property occupancy, sales and rental rates;
•
increases in operating costs that cannot be passed on to tenants, which may be exacerbated in the current inflationary environment;
•
the effects of online shopping and other uses of technology on our retail tenants;
•
risks related to our development and redevelopment activities, including delays, cost overruns and our inability to reach projected occupancy or rental rates;
•
social unrest and acts of vandalism or violence at malls, including our properties, or at other similar spaces, and the potential effect on traffic and sales; and

PREIT / 7

•
potential dilution from any capital raising transactions or other equity issuances.

Additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements include those discussed herein and in the section entitled “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2022 and any subsequent quarterly reports on Form 10-Q and other reports we file with the SEC. Any forward-looking statements made by us speak only as of the date on which they are made, and we do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

** Quarterly supplemental financial and operating **

** information will be available on www.preit.com **

PREIT / 8

Pennsylvania Real Estate Investment Trust

Selected Financial Data

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands, except per share amounts)	2023	2022	2023	2022
REVENUE:
Real estate revenue:
Lease revenue	$61,508	$67,447	$123,023	$131,730
Expense reimbursements	4,314	4,215	8,967	8,359
Other real estate revenue	1,561	1,396	2,567	2,163
Total real estate revenue	67,383	73,058	134,557	142,252
Other income	62	69	153	310
Total revenue	67,445	73,127	134,710	142,562
EXPENSES:
Operating expenses:
Property operating expenses:
CAM and real estate taxes	(25,353)	(26,075)	(51,512)	(53,947)
Utilities	(3,453)	(3,528)	(6,848)	(7,089)
Other property operating expenses	(2,090)	(2,199)	(4,305)	(4,339)
Total property operating expenses	(30,896)	(31,802)	(62,665)	(65,375)
Depreciation and amortization	(25,970)	(28,382)	(52,339)	(57,492)
General and administrative expenses	(10,093)	(9,744)	(21,218)	(21,227)
Other expenses	(8)	66	(11)	(78)
Total operating expenses	(66,967)	(69,862)	(136,233)	(144,172)
Interest expense, net	(43,154)	(32,601)	(84,202)	(63,992)
Total expenses	(110,121)	(102,463)	(220,435)	(208,164)
Equity in loss of partnerships	(3,986)	(1,188)	(6,682)	(1,583)
Gain on sales of interests in real estate	—	1,701	—	1,701
Gain on sale of equity method investment	—	9,053	—	9,053
Gain on sales of interests in non operating real estate	1,057	8,755	1,057	8,755
Gain on sale of preferred equity interest	—	—	—	3,688
Net loss	(45,605)	(11,015)	(91,350)	(43,988)
Less: net loss attributable to noncontrolling interest	654	225	1,313	729
Net loss attributable to PREIT	(44,951)	(10,790)	(90,037)	(43,259)
Less: preferred share dividends	(6,844)	(6,844)	(13,688)	(13,688)
Net loss attributable to PREIT common shareholders	$(51,795)	$(17,634)	$(103,725)	$(56,947)

Basic and diluted loss per share:	$(9.73)	$(3.32)	$(19.48)	$(10.72)

Weighted average shares outstanding—basic	5,325	5,317	5,324	5,311
Effect of common share equivalents(1)	—	—	—	—
Weighted average shares outstanding—diluted	5,325	5,317	5,324	5,311

(1) The Company had net losses in all periods presented. Therefore, the effects of common share equivalents are excluded from the calculation of diluted loss per share for these periods because they would be antidilutive.

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Pennsylvania Real Estate Investment Trust

Selected Financial Data

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands of dollars)	2023	2022	2023	2022
Comprehensive loss:
Net loss	$(45,605)	$(11,015)	$(91,350)	$(43,988)
Unrealized (loss) gain on derivatives	(512)	3,612	(2,397)	9,419
Amortization of settled swaps	2	5	(4)	5
Total comprehensive loss	(46,115)	(7,398)	(93,751)	(34,564)
Less: comprehensive loss attributable to noncontrolling interest	660	179	1,343	610
Comprehensive loss attributable to PREIT	$(45,455)	$(7,219)	$(92,408)	$(33,954)

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Pennsylvania Real Estate Investment Trust

Selected Financial Data

The following table presents a reconciliation of net loss determined in accordance with GAAP to (i) FFO attributable to common shareholders and OP Unit holders, (ii) FFO, as adjusted, attributable to common shareholders and OP Unit holders, (iii) FFO attributable to common shareholders and OP Unit holders per diluted share and OP Unit, (iv) and FFO, as adjusted, attributable to common shareholders and OP Unit holders per diluted share and OP Unit for the three and six months ended June 30, 2023 and 2022:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2023	2022	2022	2021
Net loss	$(45,605)	$(11,015)	$(91,350)	$(43,988)
Depreciation and amortization on real estate:
Consolidated properties	25,801	28,078	51,975	56,876
PREIT’s share of equity method investments	2,789	2,973	5,634	5,995
(Gain) loss on sales of interest in real estate	-	(1,701)	-	(1,701)
Loss (gain) on sale of equity method investment	-	(9,053)	-	(9,053)
Loss on project costs by equity method investee	35	-	323	-
Funds from operations attributable to common shareholders and OP Unit holders	(16,980)	9,282	(33,418)	8,129
Provision for employee separation expenses	(2)	(85)	3	(1)
Gain on sale of preferred equity interest	-	-	-	(3,688)
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders	$(16,982)	$9,197	$(33,415)	$4,440

Funds from operations attributable to common shareholders and OP Unit holders per diluted share and OP Unit	$(3.15)	$1.72	$(6.20)	$1.51
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders per diluted share and OP Unit	$(3.15)	$1.71	$(6.20)	$0.83

(in thousands of shares)
Weighted average number of shares outstanding	5,325	5,317	5,324	5,311
Weighted average effect of full conversion of OP Units	68	69	68	69
Total weighted average shares outstanding, including OP Units	5,393	5,386	5,392	5,380

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Pennsylvania Real Estate Investment Trust

Selected Financial Data

NOI for the three and six months ended June 30, 2023 and 2022:

	Same Store		Change		Non Same Store		Total
(in thousands of dollars)	2023	2022	$	%	2023	2022	2023	2022
NOI from consolidated properties	$36,903	$40,005	$(3,102)	(7.8%)	$(416)	$1,251	$36,487	$41,256
NOI attributable to equity method investments, at ownership share	7,505	7,275	230	3.2%	31	560	7,536	7,835
Total NOI	44,408	47,280	(2,872)	(6.1%)	(385)	1,811	44,023	49,091
Less: lease termination revenue	228	1,551	(1,323)	(85.3%)	-	41	228	1,592
Total NOI excluding lease termination revenue	$44,180	$45,729	$(1,549)	(3.4%)	$(385)	$1,770	$43,795	$47,499

	Same Store		Change		Non Same Store		Total
(in thousands of dollars)	2023	2022	$	%	2023	2022	2023	2022
NOI from consolidated properties	$72,744	$74,836	$(2,092)	(2.8%)	$(852)	$2,042	$71,892	$76,878
NOI attributable to equity method investments, at ownership share	16,249	15,102	1,147	7.6%	105	1,162	16,354	16,264
Total NOI	88,993	89,938	(945)	(1.1%)	(747)	3,204	88,246	93,142
Less: lease termination revenue	566	2,345	(1,779)	(75.9%)	-	49	566	2,394
Total NOI excluding lease termination revenue	$88,427	$87,593	$834	1.0%	$(747)	$3,155	$87,680	$90,748

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Pennsylvania Real Estate Investment Trust

Selected Financial Data

The table below reconciles net loss to NOI of our consolidated properties for the three and six months ended June 30, 2023 and 2022:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands of dollars)	2023	2022	2023	2022
Net loss	$(45,605)	$(11,015)	(91,350)	(43,988)
Other income	(62)	(69)	(153)	(310)
Depreciation and amortization	25,970	28,382	52,339	57,492
General and administrative expenses	10,093	9,744	21,218	21,227
Other (expenses) income	8	(66)	11	78
Interest expense, net	43,154	32,601	84,202	63,992
Equity in loss of partnerships	3,986	1,188	6,682	1,583
Gain on sales of interest in real estate	-	(1,701)	-	(1,701)
Gain on sale of equity method investment	-	(9,053)	-	(9,053)
Gain on sale of preferred equity interest	—		-	(3,688)
Gain on sales of non operating real estate	(1,057)	(8,755)	(1,057)	(8,755)
NOI from consolidated properties	36,487	41,256	71,892	76,877
Less: Non Same Store NOI of consolidated properties	(417)	1,251	(852)	2,042
Same Store NOI from consolidated properties	36,904	40,005	72,744	74,835
Less: Same Store lease termination revenue	155	1,491	343	1,499
Same Store NOI excluding lease termination revenue	$36,749	$38,514	$72,401	$73,336

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Pennsylvania Real Estate Investment Trust

Selected Financial Data

The table below reconciles equity in loss of partnerships to NOI of equity method investments at ownership share for the three and six months ended June 30, 2023 and 2022:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Equity in loss of partnerships	$(3,986)	$(1,188)	$(6,682)	$(1,583)
Depreciation and amortization	2,789	2,973	5,634	5,995
Interest and other expenses	8,697	6,050	17,079	11,852
Loss on project costs by equity method investee	35	-	323	-
Net operating income from equity method investments at ownership share	7,535	7,835	16,354	16,264
Less: Non Same Store NOI from equity method investments at ownership share	32	560	104	1,162
Same Store NOI of equity method investments at ownership share	7,503	7,275	16,250	15,102
Less: Same Store lease termination revenue	74	60	224	854
Same Store NOI from equity method investments excluding lease termination revenue at ownership share	$7,429	$7,215	$16,026	$14,248

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Pennsylvania Real Estate Investment Trust

Selected Financial Data

	June 30,	December 31,
(in thousands, except per share amounts)	2023	2022
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$2,887,673	$2,894,944
Construction in progress	42,259	42,659
Land held for development	2,058	2,058
Total investments in real estate	2,931,990	2,939,661
Accumulated depreciation	(1,401,515)	(1,370,065)
Net investments in real estate	1,530,475	1,569,596
INVESTMENTS IN PARTNERSHIPS, at equity:	7,790	7,845
OTHER ASSETS:
Cash and cash equivalents	22,578	22,937
Tenant and other receivables	31,490	40,459
Intangible assets, net	8,075	8,623
Deferred costs and other assets, net	87,778	91,902
Assets held for sale	34,172	61,767
Total assets	$1,722,358	$1,803,129
LIABILITIES:
Mortgage loans payable, net	$725,947	$749,396
Term Loans, net	994,148	976,903
Revolving Facility	27,481	22,481
Tenants’ deposits and deferred rent	12,307	13,264
Distributions in excess of partnership investments	100,461	93,136
Accrued expenses and other liabilities	78,205	69,846
Liabilities on assets held for sale	1,774	2,539
Total liabilities	1,940,323	1,927,565
COMMITMENTS AND CONTINGENCIES
EQUITY:
Series B Preferred Shares, $.01 par value per share; 3,450 shares issued and outstanding; liquidation preference of $105,331 and $102,151 at June 30, 2023 and December 31, 2022, respectively	35	35
Series C Preferred Shares, $.01 par value per share; 6,900 shares issued and outstanding; liquidation preference of $209,760 and $203,550 at June 30, 2023 and December 31, 2022, respectively	69	69
Series D Preferred Shares, $.01 par value per share; 5,000 shares issued and outstanding; liquidation preference of $150,782 and $146,485 at June 30, 2023 and December 31, 2022, respectively	50	50
Shares of beneficial interest, $1.00 par value per share; 13,333 shares authorized; 5,341 and 5,356 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	5,341	5,356
Capital contributed in excess of par	1,858,912	1,858,675
Accumulated other comprehensive income	911	3,282
Distributions in excess of net income	(2,070,730)	(1,980,693)
Total equity (deficit) —Pennsylvania Real Estate Investment Trust	(205,412)	(113,226)
Noncontrolling interest	(12,553)	(11,210)
Total equity (deficit)	(217,965)	(124,436)
Total liabilities and equity	$1,722,358	$1,803,129

PREIT / 15

Pennsylvania Real Estate Investment Trust

Selected Financial Data

The table below reconciles changes in funds from operations for the three and six months ended June 30, 2023 as compared to the three and six months ended June 30, 2022 (all per share amounts on a diluted basis unless otherwise noted; per share amounts rounded to the nearest half penny; amounts may not total due to rounding):

(in thousands, except per share amounts)	Three Months Ended June 30, 2023	Per Diluted Share and OP Unit	Six Months Ended June 30, 2023	Per Diluted Share and OP Unit
Funds from Operations, as adjusted June 30, 2022	$9,197	$1.71	$4,440	$0.83

Changes - Q2 2022 to Q2 2023

Contribution from anchor replacements and new box tenants	302	0.05	554	0.11
Impact from bankruptcies	(249)	(0.05)	(426)	(0.08)
Other leasing activity, including base rent and net CAM and real estate tax recoveries	(1,328)	(0.25)	(753)	(0.14)
Lease termination revenue	(1,335)	(0.25)	(1,156)	(0.22)
Credit losses	(721)	(0.14)	(756)	(0.14)
Other	228	0.05	445	0.09
Same Store NOI(1) from unconsolidated properties	228	0.04	1,147	0.22
Same Store NOI	(2,875)	(0.53)	(945)	(0.16)
Non Same Store NOI	(2,196)	(0.41)	(3,951)	(0.74)
General and administrative expenses	(10,093)	(1.88)	(21,218)	(3.94)
Capitalization of leasing costs	(33)	(0.01)	203	0.04
Other	2,206	0.40	13,468	2.49
Interest expense, net	(13,188)	(2.44)	(25,412)	(4.72)
Funds from Operations, as adjusted June 30, 2023	(16,982)	(3.15)	(33,415)	(6.20)
Provision for employee separation expense	2	-	(3)	-
Funds from Operations June 30, 2023	$(16,980)	$(3.15)	$(33,418)	$(6.20)

(1) Funds from Operations and NOI are non-GAAP measures. See definition of Funds from Operation and NOI on page 4-5.